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                                                                    EXHIBIT 23.2





                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our report dated March 14, 1995 included in Harbinger Corporation's Annual Report on Form 10-K for the year ended December 31, 1996 and Harbinger Corporation's Current Report on Form 8-K filed on April 28, 1997 and to all references to our firm included in this registration statement.


                                        Arthur Andersen LLP




Atlanta, Georgia
June 26, 1997

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